Exhibit 99.1

AMERICREDIT REPORTS FIRST QUARTER OPERATING RESULTS

•	1st Quarter net loss of $1.7 million, $0.01 per share
•	Pre-tax earnings of $412,000
•	Allowance for loan losses increased to 6.8% of outstanding receivables

FORT WORTH, TEXAS October 27, 2008 – AMERICREDIT CORP. (NYSE: ACF) today announced a net loss of $1.7 million, or $0.01 per share, for its fiscal first quarter ended September 30, 2008. AmeriCredit reported net income of $61.8 million, or $0.49 per share, for the same period a year earlier.

The allowance for loan losses as a percentage of finance receivables increased to 6.8% at September 30, 2008, from 6.3% at June 30, 2008.

Originations were $579.3 million for the quarter ended September 30, 2008, compared to $2.4 billion for the same quarter last fiscal year. Finance receivables totaled $14.1 billion at September 30, 2008, compared to $16.4 billion at September 30, 2007.

Annualized net charge-offs totaled 7.3% of average finance receivables for the quarter ended September 30, 2008, compared to 5.4% for the quarter ended September 30, 2007.

Finance receivables 31-to-60 days delinquent were 7.4% of the portfolio at September 30, 2008, compared to 5.5% at September 30, 2007. Accounts more than 60 days delinquent were 3.6% of the portfolio, compared to 2.6% a year ago.

Unrestricted cash was $243.8 million at September 30, 2008, excluding $112.3 million of investment in The Reserve Primary Money Market Fund, which has been reclassified to Investment in money market fund due to the fund’s temporary suspension of distributions. The Company has additional liquidity of approximately $150 million from borrowings capacity on unpledged eligible receivables at September 30, 2008. During the September 2008 quarter, AmeriCredit retired $114.7 million of its 1.75% convertible notes. Book value was $16.49 per share at September 30, 2008.

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has over one million customers and approximately $14 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2008. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

-MORE-

AmeriCredit Corp.

Consolidated Statement of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,
	2008	2007
Revenue:
Finance charge income	$533,973	$611,858
Other income	32,070	40,816

	566,043	652,674

Costs and expenses:
Operating expenses	84,255	104,965
Leased vehicles depreciation	10,914	5,585
Provision for loan losses	274,865	244,645
Interest expense	195,046	211,261
Restructuring charges	551	(130)

	565,631	566,326

Income before income taxes	412	86,348

Income tax provision	2,074	24,529

Net (loss) income	$(1,662)	$61,819

(Loss) earnings per share:
Basic	$(0.01)	$0.53

Diluted	$(0.01)	$0.49

Weighted average shares	116,271,119	115,550,318

Weighted average shares and assumed incremental shares	116,271,119	128,111,826

-MORE-

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	September 30, 2008	June 30, 2008	September 30, 2007
Cash and cash equivalents	$243,752	$433,493	$637,070
Finance receivables, net	13,102,726	14,030,299	15,532,786
Restricted cash – securitization notes payable	915,694	982,670	994,813
Restricted cash – credit facilities	190,619	259,699	374,378
Property and equipment, net	52,992	55,471	58,717
Leased vehicles, net	198,606	210,857	169,701
Deferred income taxes	317,444	317,319	239,812
Goodwill	—	—	209,417
Investment in money market fund	112,346	—	—
Other assets	237,224	257,402	211,529

Total assets	$15,371,403	$16,547,210	$18,428,223

Credit facilities	$2,990,427	$2,928,161	$2,212,780
Securitization notes payable	9,289,957	10,420,327	12,881,613
Senior notes	200,000	200,000	200,000
Convertible debt	635,349	750,000	750,000
Funding payable	16,051	21,519	70,438
Accrued taxes and expenses	217,631	216,387	265,435
Other liabilities	104,555	113,946	37,564

Total liabilities	13,453,970	14,650,340	16,417,830

Shareholders’ equity	1,917,433	1,896,870	2,010,393

Total liabilities and shareholders’ equity	$15,371,403	$16,547,210	$18,428,223

-MORE-

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(1,662)	$61,819
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,885	16,955
Accretion and amortization of fees	6,995	4,688
Provision for loan losses	274,865	244,645
Deferred income taxes	(3,166)	24,529
Stock-based compensation expense	3,894	7,032
Amortization of warrants	12,348	—
Other	2,676	438
Changes in assets and liabilities:
Other assets	1,417	(39,057)
Accrued taxes and expenses	6,960	(40,810)

Net cash provided by operating activities	330,212	280,239

Cash flows from investing activities:
Purchase of receivables	(586,647)	(2,290,411)
Principal collections and recoveries on receivables	1,213,444	1,585,813
Purchases of property and equipment	(855)	(2,877)
Net purchases of leased vehicles	—	(131,713)
Investment in money market fund	(115,821)	—
Net change in restricted cash and other	153,558	(196,071)

Net cash provided (used) by investing activities	663,679	(1,035,259)

Cash flows from financing activities:
Net change in credit facilities	67,013	(333,457)
Net change in securitization notes payable	(1,130,862)	940,327
Repurchase of common stock	—	(127,901)
Proceeds from issuance of common stock	14	10,199
Retirement of convertible debt	(114,048)	—
Other net changes	(6,348)	(9,064)

Net cash (used) provided by financing activities	(1,184,231)	480,104

Net decrease in cash and cash equivalents	(190,340)	(274,916)
Effect of Canadian exchange rate changes on cash and cash equivalents	599	1,682
Cash and cash equivalents at beginning of period	433,493	910,304

Cash and cash equivalents at end of period	$243,752	$637,070

-MORE-

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2008	2007
Origination volume	$579,290	$2,381,217
Loans securitized	—	2,688,182
Average finance receivables	$14,544,922	$16,188,641

	September 30, 2008	June 30, 2008	September 30, 2007
Finance receivables:
Principal	$14,062,845	$14,981,412	$16,377,528
Allowance for loan losses and nonaccretable acquisition fees	(960,119)	(951,113)	(844,742)

	$13,102,726	$14,030,299	$15,532,786

Allowance as a percentage of finance receivables	6.8%	6.3%	5.2%

	September 30, 2008	June 30, 2008	September 30, 2007
Loan delinquency as % of ending finance receivables:
31 - 60 days	7.4%	6.0%	5.5%
Greater than 60 days	3.6	2.9	2.6

Total	11.0%	8.9%	8.1%

	Three Months Ended September 30,
	2008	2007
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables outstanding	7.3%	6.0%

Net charge-offs	$265,859	$220,013

Annualized net charge-offs as a percent of average finance receivables	7.3%	5.4%

Net recoveries as a percent of gross repossession charge-offs	41.6%	48.8%

-MORE-

Components of net margin:

	Three Months Ended September 30,
	2008	2007
Finance charge income	$533,973	$611,858
Other income	32,070	40,816
Interest expense	(195,046)	(211,261)

Net margin	$370,997	$441,413

Annualized net margin as a percentage of average finance receivables:

	Three Months Ended September 30,
	2008	2007
Finance charge income	14.5%	15.0%
Other income	0.9	1.0
Interest expense	(5.3)	(5.2)

Net margin	10.1%	10.8%

	Three Months Ended September 30,
	2008	2007
Operating expenses	$84,255	$104,965

Annualized operating expenses as a percent of average finance receivables	2.3%	2.6%

Contact:

Caitlin DeYoung

(817) 302-7394

###